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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2011

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (02-08)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

November 15, 2011 – Watkins, MN International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, is pleased to release first quarter Fiscal 2012 (Jul 11 – Sept 11) financial results.  Sales revenue generated for the quarter increased 23% to $1,085,288 from $879,269.  Barrier is reporting net income of $249,539, or $0.01 per share, compared to a net income of $46,272, or $0.00 per share fully diluted in Q1 Fiscal 2011(Jul 10 - Sept 10).

Sales volume of shipments of Barrier products for the quarterly period ending September 30, 2011 was 2,209,800 sq. ft., an increase of 25% over the 1,774,100 sq. ft. in the prior year quarter period.  Shipments into the Residential Roof Deck/Wall Assembly/Structural Insulated Panel Market, distributed as LP® FlameBlock® Fire-Rated OSB Sheathing, increased 105% and shipments into the Commercial Modular Market, distributed as MuleHide FR Deck Panel, decreased 17%.

Barrier is also pleased to announce that a patent application titled “A System and Method for Coating a Fire-Resistant Material on a Substrate,” was accepted by the Australian Patent Office and advertised as such in the Australian Official Journal on October 27, 2011.  Barrier believes that this patent will immediately enhance their objective of securing manufacturing technology license partners in Australia.

Refer to Exhibit #99.1 for additional information.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  November 15, 2011 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011

International Barrier Technologies Inc.

(Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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